Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (File No. 333-274835) and Form S-8 (File No. 333-268059) of Perfect Corp. of our report dated March 13, 2026 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers, Taiwan

Taipei, Taiwan
March 13, 2026